     MICHAEL O’DONNELL TERMS OF EMPLOYMENT/

LETTER OF UNDERSTANDING AND SALARY CONTINUATION AGREEMENT

     Ruth’s Hospitality Group, Inc. (hereafter referred to as “Employer”) and Michael O’Donnell (hereinafter referred to as “Employee”) agree upon the following terms of employment of Employee by Employer.

     1. Duties. Employee shall be employed during the term of this Agreement as set forth in Section 3 in the position of President and Chief Executive Officer. Employee will advance the best interests of Employer at all times during his employment and shall at all such times faithfully, industriously and to the best of his ability, perform all duties as may be required of him by virtue of his title and position and in accordance with the job description for his title and position as established by the Employer’s Board of Directors and/or its Designee from time to time. Employer shall provide Employee with a written job description. Employee shall comply with any and all written personnel and corporate policies and employment manuals of Employer in the conduct of his duties that are applied on a consistent basis. During the Term and any renewals thereof, Employee will be nominated to the slate of proposed directors put to shareholder vote for possible election as a member of the Board of Directors of Employer.

     2. Extent of Service. Employee shall devote his full time and best efforts to the performance of his duties. Employee shall not engage in any business or perform any services in any capacity that would, in the reasonable judgment of Employer, interfere with the full and proper performance by Employee of his duties. Notwithstanding the foregoing, Employee shall be permitted to continue to serve as a member of the Board of

Directors of the following companies: Logan’s Roadhouse, Cosi and Sbarro and any others that Employer may also permit during the term of this Agreement.

     3. Term. Unless sooner terminated pursuant to the terms herein, this Agreement shall remain in full force and effect for a period of one (1) year from the date each party executes this Agreement. Notwithstanding the foregoing, and provided that no party is in breach and that the parties mutually agree, this Agreement shall automatically renew for successive one (1) year terms subject to the early termination provisions herein. Once the Agreement is terminated, it shall be of no further effect (with the exception of terms herein which by their terms survive the termination of this Agreement). Notwithstanding, Employer must give Employee a minimum of 60 days notice prior to the expiration of any given Term, otherwise this Agreement shall renew for a successive term.

     4. Compensation. a. Salary. For all duties to be performed by Employee in the capacity referenced herein, Employee shall receive an initial annual salary of $500,000, which cannot be reduced and paid in accordance with Employer’s normal payroll practice, subject to annual review by the Compensation Committee of the Board of Directors. b. Bonus. Employee will be entitled to a discretionary bonus of up to 75% of his base salary, subject to meeting or exceeding the budget and performance targets as defined in writing by the Board of Directors on an annual basis pursuant to the Employer’s Executive Bonus Plan (“Plan”) and which may be increased or decreased according to the Plan, to be paid to Employee after the issuance of the Employer’s audited financial statements relating to that year, assuming Employee is actively employed by Employer at the end of the fiscal year. Notwithstanding the foregoing,

Employee will receive a minimum bonus for the fiscal year ending 2009 of $100,000. regardless of whether Employee is employed on the date it is paid. c. Equity. Pursuant to the terms and conditions of the Employer’s 2005 Long- Term Equity Incentive Plan, as amended (the“Equity Plan”), Employee shall be granted, on the first date of employment, the following options to purchase shares of Employer’s publicly-traded stock (NASDAQ:RUTH): 500,000 shares at a strike price equal to the closing price of Employer’s stock on the date of Employee’s first date of employment; 150,000 shares at a strike price of $7.00 per share and 150,000 shares at a strike price of $8.50 per share. Twenty percent (20%) of these options shall vest pro rata on each of the first five (5) anniversary dates of Employee’s first date of employment. Employer represents to Employee (and will provide an opinion of counsel) that the shares described herein are available and that Employer shall take all necessary actions to register the options with its transfer agent. d. Automobile Allowance: Employee shall receive a monthly automobile allowance of not less than $1,000.00 per month during the term of this Agreement.

     5. Benefits. a. Vacation/Leave - Employee shall be entitled to four (4) weeks of paid vacation per calendar year with normal sick and holiday leave as defined by Employer’s written policies. b. Benefit Plan - Employee shall be eligible to participate in the health and welfare plans provided by Employer for Executives.

     c. Retirement Benefits - Employee will be eligible for all applicable retirement benefits offered by Employer, if any. d. Summary Plan Descriptions - Where applicable, Employee should refer to the Summary Plan Descriptions he will receive for a complete detailed explanation of the benefits described in this paragraph. Employee understands that the Summary Plan Descriptions are the controlling documents as to the nature of, and entitlement to, these benefits. e. Reimbursement of Expenses In accordance with the Company’s expense reimbursement policies, Employer agrees to reimburse Employee for reasonable and appropriate Employer-related expenses (as determined by Employer) paid by Employee in furtherance of his duties, including, but not limited to, travel expenses, food, lodging, entertainment expenses and automobile expenses, upon submission of proper accounting records for such expenses. Employer agrees to reimburse Employee for in-transition living expenses and moving expenses pursuant to its written relocation policy, including any terms in addition thereto as may be agreed to by the parties.

6. Disability or Incapacity of Employee.

     If, for a period of ninety (90) consecutive days during the term of this Employment Agreement, Employee is disabled or incapacitated for mental, physical or other cause to the extent that he is unable to perform his duties as herein contemplated during said ninety (90) consecutive days, Employer shall immediately thereafter have the right to terminate this Employment Agreement upon providing ten (10) days written notice to Employee and shall be obligated to pay Employee compensation up to the effective date of said termination. The right of termination in this section in no way affects or diminishes other rights of termination as stated in this Employment Agreement, Equity or Bonus Plan.

     7. Termination. a. Notwithstanding any other provision hereof, Employee’s employment shall be terminated immediately: 1) upon his death; 2) notice after disability as defined in Section 6; 3) Employee’s discharge with or without Cause; or 4) Employee’s resignation b. For purposes of this Agreement, “Cause” shall mean (i) Employee’s theft or embezzlement, or attempted theft or embezzlement, of money or property of Employer, his perpetuation or attempted perpetuation of fraud, or his participation in a fraud or attempted fraud, on Employer or his unauthorized appropriation of, or his attempt to misappropriate, any tangible or intangible assets or property of Employer, (ii) any act or acts of disloyalty, misconduct or moral turpitude by Employee injurious to the interest, property, operations, business or reputation of Employer or his commission of a crime which results in injury to Employer or (iii) his willful disregard of lawful directive given by the Board or a violation of an Employer employment policy injurious to the interest of the Employer. Employee may not be terminated for cause under (ii) and (iii) unless provided notice and same has not been cured within 10 business days. Cause shall not include termination due to Death or Disability.

c. Should Employer terminate Employee’s employment for cause, as defined in

Section 7.b, then Employee is entitled to no more than his salary through the date of termination, any unused vacation days, unreimbursed expenses, car allowance, earned but unpaid bonus per Plan. All vested but not exercised option rights will be subject to repurchase by Employer according to the terms of the Equity Plan. d. Employer reserves the right to terminate Employee’s employment without cause, as defined in Section 7.b. However, in the event that occurs, then: 1) Employee will receive twelve (12) monthly payments in the aggregate equal to Employee’s prior twelve (12) months’ base salary compensation; 2) Employee will receive twelve (12) monthly payments in the aggregate equal to fifty-percent (50%) of Employee’s prior year’s bonus compensation (in the event Employee is terminated without cause prior to December 31, 2009 such bonus payment shall not be less than $100,000); 3) Employee will be eligible to receive twelve (12) months continued health, welfare and retirement Benefits (as defined hereinabove), according to the same terms and conditions Employee would have been entitled to had Employee’s employment with Employer continued through the end of the respective reporting period; 4) twelve (12) monthly payments of the automobile allowance Employee would have been entitled to had Employee’s employment with Employer continued through the end of the respective reporting period and that includes reimbursement for fuel and routine maintenance costs for one automobile; 5) unreimbursed expenses; and 6) all vesting rights of Employee’s stock options and restricted stock granted during Employee’s tenure shall continue for 12 months post-termination, notwithstanding the terms of the Equity Plan to the contrary. Employer has the option of paying this severance on a monthly or lump sum basis. The payment of all amounts under this Section 7.d is contingent on Employee’s compliance with Sections 8and 9, and the signing of a customary general release in favor of the Employer.

     e. Should Employee resign his employment for Good Reason, as defined below, Employee will receive severance equal to that appearing in Section 7.d (1-6). Employer has the option of paying this severance on a monthly or lump sum basis. The payment of all amounts under this Section 7(e) is contingent upon Employee’s compliance with Sections 8 and 9, and the signing of a customary general release in favor of the Employer. f. For purposes of this Agreement, “Good Reason” shall mean (i) the assignment by the Board to Employee of any material duties that are clearly inconsistent with Employee’s status, title and position as President/Chief Executive Officer of Employer; (ii) a failure by Employer to pay Employee any amounts required to be paid under this Agreement, which failure continues uncured for a period of fifteen (15) days after written notice thereof is given by Employee to the Board; (iii) relocation of Employer requiring Employee to relocate; or (iv) Employer provides Employee notice 60 days before expiration of a given Term of its decision not to renew this Agreement. g. Employee understands that should Employee resign his employment without Good Reason, then Employee is entitled to no more than his salary through the date of termination (said termination date to be determined by Employer upon notice of resignation) and any earned but unused vacation days, unreimbursed medical, earned but unpaid bonus per Plan. All vested but not exercised option rights will be subject to repurchase by the Employer according to the terms of the Equity Plan. h. Any termination (voluntary or involuntary) of Employee’s employment shall also trigger Employee’s immediate resignation as a member of the Employer’s Board of Directors (and all affiliates).

     i. Notwithstanding the foregoing, and in the event of a change in the composition of the Board of Directors at any time between the date that this Agreement is effective and two years thereafter whereby more than a majority of the Board members in place at the time this Agreement is effective resign or are otherwise replaced and Employee is terminated without cause by the newly comprised Board of Directors, Employee shall receive, in addition to the benefits in Section 7.d (1-6), an additional payment of fifty-percent (50%) of his annual base salary as of the date of termination. j. Notwithstanding the foregoing, and in the event of the sale of Employer or substantially all of Employer’s assets resulting in a change in control of the Employer (as such transactions are defined in the Equity Plan) at any time during the term of this Agreement, in addition to the benefits in Section 7.d (1-6), there shall be an accelerated vesting of all equity grants notwithstanding any contrary terms of the Equity Plan.

     8. Disclosure of Information. Employee agrees that he will not, during employment or any time after termination of employment hereunder, without authorization of Employer, disclose to, or make use of for himself or for any person, corporation or other entity, any files, videos, trade secrets, papers, photographs, presentations, recipes, specifications, drawings, salary structures, sources of income, business plans, minutes of meetings, contractual arrangements, or other confidential information concerning the business, clients, methods, operations, financing or services of Employer. Trade secrets and confidential information shall mean information disclosed to Employee or known by him as a consequence of his employment by Employer, and not generally known to the restaurant industry.

     9. Non-Compete. a. In further consideration of the compensation to be paid to Employee hereunder, Employee acknowledges that in the course of his employment with Employer and its Subsidiaries and Affiliates he shall become familiar, and during his employment with Employer he has become familiar, with Employer’s trade secrets and with other Confidential Information concerning Employer and its predecessors and its Subsidiaries and Affiliates and that his services have been and shall be of special, unique and extraordinary value to Employer. Therefore, Employee agrees that during his employment and for a period of one year following his last day of employment (hereafter referred to as the “Non-compete Period”), Employee shall not directly or indirectly own any interest in, manage, control, participate in, consult with, render services for, or in any manner engage in any business or enterprise identical to or similar to any such business which is engaged in by Employer, its Subsidiaries or Affiliates or any of their respective franchises, which shall include any restaurant business that derives more than 25% of its revenues from the sale of seafood and seafood dishes, steak and steak dishes and which has an average guest check greater than $45, escalating by five percent (5%) per year (the “Business”), as of the date of this Agreement and which is located in the United States, which shall for purposes of illustration and not limitation include the following chains and their parent companies, subsidiaries and other affiliates: McCormick & Schmick, Legal Sea Foods, Oceanaire, Ocean Prime, Morton’s Restaurant Group, The Palm, Smith & Wollensky, Chart House Enterprises, Del Frisco’s, Sullivan’s, The Capital Grille and Fleming’s. Nothing herein shall prohibit Employee from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation that is publicly traded, so long as Employee has no active participation in the business of such corporation. This restriction will not apply if Employee is employed as an officer of a business, including, but not limited to, a casino or hotel, that as an ancillary service provides fine dining as defined in this paragraph. The term “ancillary” assumes that less than 50% of the business revenues are derived from its dining facilities. b. During the Non-compete Period, Employee shall not directly or indirectly through another entity (i) induce or attempt to induce any non-hourly or management employee of Employer or any Subsidiary or Affiliate to leave the employ of Employer or such Subsidiary or Affiliate, or in any way interfere with the relationship between Employer or any Subsidiary or Affiliate and any employee thereof, (ii) solicit, directly or indirectly, any person who was an employee of Employer or any Subsidiary or Affiliate at any time during the Employment Period, unless such person responded to a general solicitation, or (iii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of Employer or any Subsidiary or Affiliate to cease doing business between any such customer, supplier, licensee or business relation and Employer or any Subsidiary or Affiliate (including, without limitation, making any negative, derogatory or disparaging statements or communications regarding Employer or its Subsidiaries, Affiliates, employees or franchisees).

     10. Surrender of Books and Records. Employee acknowledges that all files, lists, books, records, photographs, videotapes, slides, specifications, drawings or any other materials used or created by Employee or used or created by Employer in connection with the conduct of its business, shall at all times remain the property of Employer and that upon termination of employment hereunder, irrespective of the time, manner or cause of said termination, Employee will surrender to Employer all such files, lists, books, records, photographs, videotapes, slides, specifications, drawings or any other materials.

     11. Severability. If any provision of this Agreement shall be held invalid or unenforceable, the remainder of this Letter shall, nevertheless, remain in full force and effect. If any provision is held invalid or unenforceable with respect to particular circumstances, it shall, nevertheless, remain in full force and effect in all other circumstances.

     12. Notice. All notices required to be given under the terms expressed hereunder shall be in writing, shall be effective upon receipt, and shall be delivered to the addressee in person or mailed by certified mail, returned receipt requested: If to Employer, addressed to:

Ruth’s Hospitality Group, Inc. 500 International Parkway

Suite 100

     Heathrow, FL 32746 Attn: General Counsel If to Employee, addressed to: Michael O’Donnell 9659 Preston Trail West Ponte Vedra Beach, FL 32082 Copy to: Stuart M. Steinberg, Esq.

Steinberg, Fineo, Berger & Fischoff, P.C.

401 Broadhollow Road Melville, NY 11747

or such other address as a party shall have designated for notices to be given to him or it by notice given in accordance with this paragraph.

     13. Governing Law and Resolution of Dispute. Employee’s terms of employment shall be governed by and construed in accordance with the laws of or applicable to the State of Florida. Any dispute, controversy or claim arising out of or relating to Employee’s terms of employment, or the breach therefore, shall be resolved by arbitration conducted in accordance with the rules then existing of the American Arbitration Association, applying the substantive law of the State of Florida. The parties further agree that any such arbitration shall be conducted in Seminole County, Florida.

Date: August 1, 2008

WITNESS:	RUTH’S HOSPITALITY
GROUP, INC.

By: /s/ Robin P. Selati Title:Chairman_of the Board__

/s/ Michael O’Donnell MICHAEL O’DONNELL